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                                                                    EXHIBIT 10.8



                              ASSUMPTION AGREEMENT

      Reference is hereby made to that certain Goodwill Purchase Agreement dated as of May 22, 2001 (the "Agreement") by and among Check Solutions Company, a New York general partnership ("Check Solutions"), Paul Lechtenberg, a resident of Tennessee ("Lechtenberg") and Joseph M. Rowell, a resident of Tennessee ("Rowell" and, together with Lechtenberg, collectively referred to as the "Sellers"). Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings ascribed to them in the Agreement.

      In order to consummate the acquisition (the "Acquisition") of Check Solutions by Carreker Corporation, a Delaware corporation ("Carreker"), Carreker desires to assume the obligations of Check Solutions to pay the Purchase Price to the Sellers as specified in the Agreement. Furthermore, Carreker and the Sellers each to desire to modify the timing and medium of payments of the Purchase Price otherwise required by the Agreement.

      Accordingly, by their respective signatures below, each Seller and Carreker hereby consent, contingent upon the consummation of the Acquisition, to the following amendments to the Agreement:

1. Carreker hereby assumes the obligation of Check Solutions to pay the Purchase Price specified in the Agreement.

2.    From and after the effective date of the Acquisition:

      (a)   The term "Buyer" in the Agreement shall mean Carreker.
      (b) The second, third and fourth sentences of Section 1 of the Agreement are hereby deleted, and the following is inserted in lieu thereof:

      "In exchange for the Goodwill and subject to the terms and conditions of this Agreement, the Buyer agrees to pay to the Sellers the total sum of Eight Million Eight Hundred Eighty Thousand and 00/100 Dollars ($8,880,000.00) for all of the Goodwill (the "Purchase Price") in four (4) equal monthly installments of Two Million Two Hundred Twenty Thousand and 00/100 Dollars ($2,220,000.00), with the first payment being due and payable on January 2, 2002, and the remaining payments being due on February 1, 2002, March 1, 2002, and April 1, 2002. Each monthly installment of the Purchase Price shall be payable to the Sellers in either cash, fully registered shares of the common stock of Carreker ("Shares"), or a combination thereof as determined in the discretion of Carreker. Any cash payment required hereunder shall be made in immediately available funds. The number of Shares to be delivered, should Carreker elect to pay any installment portion in Shares, shall be computed by dividing the remaining payment amount by the closing sale price of Carreker's common stock as reported by the NASDAQ National Market for the last trading day immediately preceding the scheduled installment due date. The Purchase Price shall be allocated between each Seller in accordance with Schedule A, which is attached hereto and incorporated herein by reference, and each installment payment shall be divided between each Seller in proportion therewith."

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3.    Carreker and the Sellers hereby confirm, ratify and approve the
Agreement, as amended hereby, and thethe Agreement, as amended hereby, shall continue in full force and effect.

4. Each signatory hereby agrees that this document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This document shall become effective as of the date specified below, upon the execution by each of the signatories of at least one counterpart hereof, and it shall not be necessary that any single counterpart bear the signatures of all signatories. The execution and delivery of this document by delivery of a facsimile bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this document by such party, and that facsimile copies shall constitute enforceable original documents.


DATED: June 6, 2001.



                                          CARREKER CORPORATION
                                          By:  Michael D. Hansen
                                               -----------------
                                          Its: Executive Vice President
                                               ------------------------

                                          SELLERS:

                                          Joseph M. Rowell
                                          ----------------
                                          Joseph M. Rowell

                                          J. Paul Lechtenberg
                                          -------------------
                                          J. Paul Lechtenberg


















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